UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

PARTS ID, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan and Security Agreement

On October 21, 2022 (the “Closing Date”), PARTS iD, Inc., a Delaware corporation (the “Company”) and its subsidiary, PARTS iD, LLC, a Delaware limited liability company (together with the Company, the “Borrower’), entered into a Loan and Security Agreement (the “Loan Agreement”) with JGB Collateral, LLC, a Delaware limited liability company, in its capacity as collateral agent and the several financial institutions or entities that from time to time become parties to the Loan Agreement as lenders (collectively, the “Lender”).

The Loan Agreement provides for term loans in an aggregate principal amount of up to $11.0 million under two tranches. The tranches consist of (i) a first tranche consisting of term loans in the aggregate principal amount of $5.5 million, of which the entire amount was funded to the Company on the Closing Date (the “Initial Term Loan Advance”); and (ii) a second tranche consisting of term loans in the aggregate principal amount of an additional $5.5 million, which may funded to the Company by the Lender in its sole and absolute discretion (subject to the terms and conditions of the Loan Agreement) until the date that is six months after the Closing Date (the “Second Term Loan Advance” and together with the Initial Term Loan Advance, the “Term Loan Advances”). Each of the Term Loan Advances will be issued with an original issue discount of $500,000.

The outstanding principal balance of the Term Loan Advances bear interest at a rate of 8.0% per annum. Accrued interest is payable monthly following the funding of each Term Loan Advance. The Company is required to repay the aggregate principal balance of the Term Loan Advances in monthly installments of $183,000, together with the monthly interest payment, commencing on April 30, 2023, and continuing on the last Business Day (as defined in the Loan Agreement) of each month thereafter, through October 31, 2025 (the “Maturity Date”); provided, however, if the Second Term Loan Advance is advanced by the Lender to the Company, the amount of the monthly installment payments shall automatically be increased to $366,000. On the Maturity Date, the entire principal balance of the Term Loan Advances, plus any accrued but unpaid interest thereon, will be due and payable.

The Company may, at its option prepay the Term Loan Advances in full or in part with each prepayment subject to an aggregate minimum amount of $1.0 million and integral multiples of $100,000 in excess thereof (or, if less, the aggregate principal amount of the Term Loan Advances outstanding).

The Loan Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, and distributions. In addition, the Loan Agreement contains financial covenants, including but not limited to, maintaining a certain quarterly EBITDA (as defined in the Loan Agreement) and a unrestricted cash minimum requirement of $2.0 million (for the Initial Term Loan Advance) and $4.0 million (for the Second Term Loan Advance), subject to certain adjustments as set forth in the Loan Agreement.

The Loan Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company.

As collateral for the obligations, the Company has granted to the Lender a senior security interest in all of Company’s right, title, and interest in, to and under all of Company’s property (inclusive of intellectual property), except for the Excluded Collateral (as defined in the Loan Agreement).

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Warrant

In connection with the entry into the Loan Agreement, with respect to the Initial Term Loan Advance, the Company issued to the Lender a warrant (the “Warrant”) to purchase 1,000,000 shares (the “Warrant Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The Warrant will be exercisable for a period of five years from the date of issuance at a per-share exercise price equal to $2.00, which was the higher of $2.00 and 130% of the closing price of the Company’s Common Stock on the trading day preceding the Closing Date, subject to certain adjustments as specified in the Warrant. If the Company seeks and obtains the Second Loan Term Advance in accordance with the terms of the Loan Agreement, the Company will issue another Warrant to the Lender to purchase 1,000,000 shares of the Company’s Common Stock on the same terms and conditions as the Warrant issued with respect to the Initial Term Loan Advance. The Warrant also provides for customary shelf and piggyback registration rights with respect to the Warrant Shares.

The issuance of the Warrant by the Company to the Lender was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrant is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On October 26, 2022, the Company issued a press release announcing the execution of the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Loan and Security Agreement, by and among PARTS iD, Inc., the Lenders party thereto and JGB Collateral, LLC, in its capacity as collateral agent for the Lenders, dated as of October 21, 2022.
10.2	Form of Common Stock Purchase Warrant, dated as of October 21, 2022.
10.3	Intellectual Property Security Agreement, by and among PARTS iD, Inc., PARTS iD, LLC, the Lenders party thereto and JGB Collateral, LLC, in its capacity as collateral agent for the Lenders, dated as of October 21, 2022.
99.1	PARTS iD, Inc. News Release dated October 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: October 26, 2022	By:	/s/ Antonino Ciappina
		Name:	Antonino Ciappina
		Title:	Chief Executive Officer

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